EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amendment No. 3 to Form S-1 Registration Statement of our report dated March 30, 2016, relating to the December 31, 2015 financial statements of MassRoots, Inc., which appear in this Registration Statement and related Prospectus. Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern

We also consent to the references to us under the heading “Experts” in such Registration Statement.

New York, New York

June 7, 2016